Page 1 of 3                                                March 14, 2007

                              Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
       the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                  Collection Periods: December 2006 through February 2007
                             Distribution Date: March 26, 2007

      Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

      In WITNESS WHEREOF, the undersigned has duly executed and delivered this Quarterly
Servicer's Certificate this 20th day of March, 2007.

                        SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                              By:     George T. Tabata
                                      ---------------------------------------------

                              Title:  Assistant Treasurer
                                      ---------------------------------------------

1. Distribution of Principal per $1,000 of Original Principal Amount

                                                               Principal Payment
                                                                 per $1,000 of
                                                              Original Principal
                  Original Principal    Principal Payment           Amount
                          (A)                  (B)              (B / A x 1,000)
--------------------------------------------------------------------------------------------

   a. Class A-1     $246,300,000.00       $       -           $       -
   b. Class A-2      307,251,868.00               -                   -
   c. Class A-3      247,840,798.00               -                   -
   d. Class A-4      246,030,125.00               -                   -
   e. Class A-5      360,644,658.00               -                   -
   f. Class A-6      739,988,148.00               -                   -
   g. Class A-7      314,944,403.00      62,105,255.00         197.19434417

2. Distribution of Interest per $1,000 of Original Principal Amount

                                                             Interest Payment per
                                                              $1,000 of Original

                  Original Principal    Interest Payment       Principal Amount
                          (A)                  (B)              (B / A x 1,000)
--------------------------------------------------------------------------------------------

   a. Class A-1     $246,300,000.00       $       -           $       -
   b. Class A-2      307,251,868.00               -                   -
   c. Class A-3      247,840,798.00               -                   -
   d. Class A-4      246,030,125.00               -                   -
   e. Class A-5      360,644,658.00               -                   -
   f. Class A-6      739,988,148.00               -                   -
   g. Class A-7      314,944,403.00       3,953,115.00         12.55178680

Page 2 of 3                                                March 14, 2007

                              Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
       the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                  Collection Periods: December 2006 through February 2007
                             Distribution Date: March 26, 2007

3. As of this Payment Date
   a. Required Overcollateralization Level                      $11,391,375.00
   b. Required Capital Level                                     12,215,000.00
   c. Outstanding principal balance of Series 1997-1 Notes
      i.  prior to giving effect to any payments made on
           this Payment Date                                    246,300,000.00
      ii. per Expected Amortization Schedule                    184,194,745.00

4. Amounts available for distribution this Payment Date:
   a. Remittances for December 2006 Collection Period           $20,167,370.43
   b. Remittances for January 2007 Collection Period             21,716,970.74
   c. Remittances for February 2007 Collection Period            20,300,747.91
   d. Net Earnings on Collection Account                          1,062,975.06
   e. General Subaccount Balance (sum of a through d above)      63,248,064.14
   f. Reserve Subaccount Balance                                 11,006,477.14
   g. Overcollateralization Subaccount Balance                   11,083,500.00
   h. Capital Subaccount Balance                                 12,215,000.00
   i. Collection Account Balance (sum of e through h above)      97,553,041.28

5. Distribution of amounts remitted:
   a. Note, Delaware, Certificate Trustee Fees                  $     1,083.33
   b. Servicing Fees                                                153,937.50
   c. Quarterly Administration Fees                                  25,004.00
   d. Operating Expenses (up to a maximum of $100,000.00)             8,499.89
   e. Quarterly Interest                                          3,953,115.00
   f. Principal Due and Payable                                           -
   g. Quarterly Principal                                        62,105,255.00
   h. Operating Expenses in excess of those in d above                    -
   i. Deposit to Overcollateralization Subaccount (up to
      required level)                                               307,875.00
   j. Deposit to Capital Subaccount (up to required level)                -
   k. Released to the Note Issuer: Net earnings on Collection Account     -
   l. Released to the Note Issuer upon Series retirement:
      Overcollateralization Subaccount                                    -
   m. Released to the Note Issuer upon Series retirement:
      Capital Subaccount Balance                                          -
   n. Deposit to Reserve Account                                          -
   o. Released to Note Issuer upon Series Retirement: Collection Account  -
                                                                --------------
      TOTAL                                                     $66,554,769.72
                                                                ==============

6. For this Payment Date
   a. Withdrawal, if any, from Reserve Subaccount (including
      $142,163.38 in net earnings)                               $3,448,868.96
   b. Withdrawal, if any, from Overcollateralization Subaccount
      (including $142,035.85 in net earnings)                       142,035.85
   c. Withdrawal, if any, from Capital Subaccount (including
      $157,824.01 in net earnings)                                  157,824.01

Page 3 of 3                                                March 14, 2007

                              Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
       the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                  Collection Periods: December 2006 through February 2007
                             Distribution Date: March 26, 2007

7. For this Payment Date
   a. Current Payment Date                                  March 25, 2007
   b. Prior Payment Date*                                December 25, 2006
   c. 30/360 Days in Interest Accrual Period (a-b)                      90

8. Interest due and payable as of this Payment Date

                Principal Amount
              (before giving effect               Interest Due
                to any payments)Note Interest Ratefor this Period Interest Paid
                       (A)            (B)      (A x B x 7c / 360)    this Period
--------------------------------------------------------------------------------------------------

   a. Class A-1   $         -         5.98%       $       -        $      -
   b. Class A-2             -         6.14%               -               -
   c. Class A-3             -         6.17%               -               -
   d. Class A-4             -         6.22%               -               -
   e. Class A-5             -         6.28%               -               -
   f. Class A-6                       6.38%               -               -
   g. Class A-7     246,300,000.00    6.42%        3,953,115.00    3,953,115.00

9. Principal amount as of this Payment Date

                                                                      Difference Between
                                                                         Outstanding
                                                                       Principal Amount
              Principal Amount                   Principal Amount      and Amount Shown
            (before giving effect  Principal   (after giving effect      on Expected
              to any payments)      Payment     to any payments)         Amortization
                       (A)            (B)             (A-B)                Schedule
--------------------------------------------------------------------------------------------------

   a. Class A-1   $         -      $      -     $         -             $       -
   b. Class A-2             -             -               -                     -
   c. Class A-3             -             -               -                     -
   d. Class A-4             -             -               -                     -
   e. Class A-5             -             -               -                     -
   f. Class A-6             -             -               -                     -
   g. Class A-7     246,300,000.00   62,105,255.00       184,194,745.00         -
                                                        ---------------
                                          Total         $184,194,745.00
                                                        ---------------
      Projected outstanding balance of Series 1997-1    $184,194,745.00

10.   Ending balance this Payment Date:
   a. Reserve Subaccount                                $7,699,771.56
   b. Overcollateralization Subaccount                  11,391,375.00
   c. Capital Subaccount                                12,215,000.00

* or Series issuance Date in the case of the first payment date.